UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2013

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2013, the Board of Directors (the “Board”) of Archer-Daniels-Midland Company (the “Company”) approved an amendment to the Company’s Bylaws effective as of that date (the “Amendment”). The Bylaws, as amended through February7, 2013, are attached to this Current Report on Form 8-K as Exhibit 3(ii).

The Amendment reduces the ownership threshold in the Bylaw provision regarding stockholders’ ability to call special meetings of stockholders from a majority of the outstanding shares to not less than 10% of such shares. The Amendment also provides that the stockholder or stockholders requesting a special meeting must have held at least 10% of the outstanding shares in a “net long position” (as defined in the Bylaws) for at least one year and contains other conditions applicable to stockholders’ ability to request a special meeting, including an expansion of the information that must be contained in a special meeting request from a stockholder or stockholders and a requirement that at least one stockholder who requested the special meeting appear at such meeting to present the business proposed.

Item 8.01.	Other Events

On February 7, 2013, the Board set the date for the Company’s next annual meeting of stockholders as May 2, 2013. A notice of annual meeting, proxy statement and proxy will be delivered to all stockholders as of the close of business on March 11, 2013. In accordance with the Company’s Bylaws, written notice of any stockholder proposal intended to be presented at the next annual meeting of stockholders but not included in the Company’s proxy statement for that meeting must be received by the Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-566, by the close of business on February21, 2013 (i.e., ten days following public disclosure of the date of the annual meeting by means of this Current Report on Form 8-K). The deadline for submission of proposals of stockholders intended to be presented at the next annual meeting and desired to be included in the Company’s proxy statement is also the close of business on February 21, 2013.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

3(ii) Bylaws, as amended through February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: February 11, 2013	By	/s/ Marschall I. Smith
Marschall I. Smith Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description	Method of filing
3(ii)	Bylaws, as amended through February 7, 2013	Filed electronically